AMENDMENT TO ADMINISTRATION AGREEMENT

THIS AMENDMENT TO THE ADMINISTRATION AGREEMENT (this “Amendment”), effective as of the ___ day of ____________, 2012 (the “Amendment Effective Date”) is entered into by and between CNI Charter Funds (the “Trust”), and SEI Investments Global Funds Services (“Administrator”).

WHEREAS:

A.	Administrator and Trust entered into an Administration Agreement, dated April 1, 1999 (the “Agreement”);

B.	Administrator and Trust entered into an Amendment to Administration Agreement, dated December 2, 2004, effective January 1, 2005;

C.	Administrator and Trust further amended the Administration Agreement via an Amendment to Administration Agreement, effective as of February 28, 2008.

D.	Administrator and Trust further amended the Administration Agreement via an Amendment to Administration Agreement, effective as of January 1, 2009;

E.	Administrator and Trust further amended the Administration Agreement via an Amendment to Administration Agreement, effective as of January 1, 2010;

F.	Administrator and Trust further amended the Administration Agreement via an Amendment to Administration Agreement, effective as of January 1, 2011;

G.	Administrator and Trust further amended the Administration Agreement via an Amendment to Administration Agreement, effective as of January 1, 2012;

H.	Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Agreement; and

I.	The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, for and in consideration of the promises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.	Schedule I (List of Portfolios). Schedule I (List of Portfolios of the Agreement is hereby deleted in its entirety and replaced as set forth in Schedule I attached hereto and made a part herewith.

2.	Schedule II (Schedule of Fees). Schedule II (Schedule of Fees) of the Agreement is hereby deleted in its entirety and replaced as set forth in the Schedule II attached hereto and made a part herewith.

3.	Ratification of Amendment. Except as expressly amended and provided herein, all of the terms and conditions and provisions of the Agreement shall continue in full force and effect.

4.
Counterparts.  This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto.  This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

5.
Governing Law.  This Amendment shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act.  To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CNI CHARTER FUNDS
By:  _______________________________
Name:
Title:

SEI INVESTMENTS GLOBAL FUNDS SERVICES
By:  _______________________________
Name:  John Alshefski
Title:  Senior Vice President

SCHEDULE I
DATED _____________, 2012
TO THE ADMINISTRATION AGREEMENT
DATED AS OF APRIL 1, 1999
BETWEEN
CNI CHARTER FUNDS
AND
SEI INVESTMENTS GLOBAL FUNDS SERVICES
List of Portfolios

Government Money Market Fund
Prime Money Market Fund
California Tax Exempt Money Market Fund
Limited Maturity Fixed Income Fund
Government Bond Fund
Corporate Bond Fund
California Tax Exempt Bond Fund
Full Maturity Fixed Income Fund
High Yield Bond Fund
Multi-Asset Fund
U.S. Core Equity Fund
Diversified Equity Fund
Large Cap Value Equity Fund
Large Cap Growth Equity Fund
Socially Responsible Equity Fund

SCHEDULE II
DATED _____________, 2012
TO THE ADMINISTRATION AGREEMENT
DATED AS OF APRIL 1, 1999
BETWEEN
CNI CHARTER FUNDS
AND
SEI INVESTMENTS GLOBAL FUNDS SERVICES

Schedule of Fees

Administration and Accounting Fee:

The following Administration and Accounting Fee (the “Fee”) is determined in arrears and allocated to each portfolio pro-rata based on the net assets of each portfolio as of the prior month end and due and payable monthly to Administrator pursuant to Article 4(A) of the Agreement. The Fee is calculated as follows: the Fee shall be the greater of the amount calculated based on the Trust’s aggregate net assets according to the table below OR the amount based on Trust’s aggregate number of portfolios (per Schedule I, as amended), at the annual rate of $90,000 per portfolio. If the Trust’s aggregate net assets are less than $3 Billion, the parties shall mutually agree in writing to adjustments to the fees and services provided by the Administrator under this Agreement.

Asset Based Fees: (calculated and assessed monthly in arrears based on the aggregate net assets of Trust):

Trust Assets	Annual Fee (in Basis Points)
First $2.5 billion in aggregate net assets	6.5
Next $2.5 billion in aggregate net assets	4.5
Next $2.5 billion in aggregate net assets	2.5
Aggregate net assets in excess of $7.5 billion	2.0

Annual Minimum Fee (calculated and paid on a monthly basis):

Portfolios	Annual Minimum Fee
Government Money Market Fund
Prime Money Market Fund
California Tax Exempt Money Market Fund
Limited Maturity Fixed Income Fund
Government Bond Fund
Corporate Bond Fund
California Tax Exempt Bond Fund
Full Maturity Fixed Income Fund
High Yield Bond Fund
Multi-Asset Fund
U.S. Core Equity Fund
Diversified Equity Fund
Large Cap Value Equity Fund
Large Cap Growth Equity Fund
Socially Responsible Equity Fund
$ 90,000/Portfolio

Limited Duration Money Market Fund Fee Waiver:

The Trust and the Administrator hereby agree to extend through December 31, 2012, the Limited Fee Waiver (as defined below), which was in effect for the duration of the calendar years 2009, 2010 and 2011.  In the event that the parties mutually agree to extend the Limited Fee Waiver after December 31, 2012, the then current term of the Agreement pursuant to Section 10 shall simultaneously be extended by a period equal to the extension of such Limited Fee Waiver.

Accordingly, during the period beginning January 1, 2012 and ending December 31, 2012, and only with respect to the Prime Money Market Fund, Government Money Market Fund and California Tax Exempt Money Market Fund (each a “Money Market Fund” or collectively the “Money Market Funds”), Administrator hereby agrees to voluntarily waive a pro rata portion of its monthly fees (the “Limited Fee Waiver”) in the manner set forth herein.  For purposes of the foregoing, the Limited Fee Waiver shall be equal to 40% of the aggregate Waived Percentage, subject to the maximum set forth herein.  As used herein, the “Waived Percentage” means the percentage of contractual shareholder servicing fees, 12(b)-1 fees, and investment management fees that are waived by CNAM, Inc., its parent company, and affiliated companies, to the Money Market Funds as necessary to maintain yield floors with respect to each Money Market Fund (such amounts to be calculated by Administrator); provided, however, that the Limited Fee Waiver shall be subject to a maximum of 22.5% of Administrator’s calculated monthly fee applicable to each Money Market Fund for each month during 2012.

For example, if the aggregate contractual shareholder servicing fees, 12(b)-1 fees, and investment management fees for the Prime Money Market Fund in January 2012 are $1,000,000 and an aggregate total of $250,000 of such fees are waived (thus, for purposes of this example, the “Waived Percentage” equals 25%) to maintain the January 2012 yield floor, then Administrator will waive 40% of the 25% Waived Percentage, making the Limited Fee Waiver for the Prime Money Market Fund in January 2012, 10% of Administrator’s calculated monthly fee (40% x 25% Waived Percentage = 10%).

Similarly, if the aggregate contractual shareholder servicing fees, 12(b)-1 fees, and investment management fees for the Government Money Market Fund in January 2012 are $1,000,000 and an aggregate total of $600,000  of such fees are waived (thus, for purposes of this example, the “Waived Percentage” equals 60%) to maintain the January 2012 yield floor, then Administrator will waive 40% of the 60% Waived Percentage, subject to the 22.5% Limited Fee Waiver maximum described above, making the Limited Fee Waiver for the Government Money Market Fund in January 2012, 22.5% of Administrator’s calculated monthly fee (40% x 60% Waived Percentage = 24%, thus 22.5% maximum applies).

Call Center Services:

Provide incoming support to prospective investors, shareholders and their financial representatives through telephone and email contacts.  Each contact (whether by telephone, Interactive Voice Response or email) in excess of 1,000 contacts per month shall be subject to an additional charge of $10.

[END OF SCHEDULE]